UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 25, 2017

VERISIGN, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of
Incorporation)

000-23593	94-3221585
(Commission File Number)	(IRS Employer Identification No.)

12061 Bluemont Way, Reston, VA	20190
(Address of Principal Executive Offices)	(Zip Code)
(703) 948-3200
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.
At the Company's Annual Meeting of Stockholders five proposals were approved.
Proposal No. 1 to elect seven directors of the Company, each to serve until the next Annual Meeting of Stockholders, or until a successor has been elected and qualified or until the director’s earlier resignation or removal, was approved by the stockholders. The nominees received the following votes:

Nominees	For	Against	Abstain	Broker Non-Votes
D. James Bidzos	85,577,885	540,825	796,649	6,478,541
Kathleen A. Cote	85,752,652	1,150,905	11,802	6,478,541
Thomas F. Frist III	86,746,182	158,017	11,160	6,478,541
Jamie S. Gorelick	86,739,769	162,629	12,961	6,478,541
Roger H. Moore	86,187,041	718,156	10,162	6,478,541
Louis A. Simpson	75,660,555	11,243,784	11,020	6,478,541
Timothy Tomlinson	86,489,877	200,761	224,721	6,478,541

In Proposal No. 2, stockholders of the Company approved, on a non-binding, advisory basis, the Company's executive compensation. The voting results were as follows:

For:	86,233,869
Against:	653,351
Abstain:	28,139
Broker Non-Votes:	6,478,541

In Proposal No. 3, stockholders of the Company approved, on a non-binding, advisory basis, an annual frequency of stockholder voting on executive compensation. The voting results were as follows:

One Year:	83,363,494
Two Years:	26,752
Three Years:	3,505,145
Abstain:	19,968
Broker Non-Votes:	6,478,541

In Proposal No. 4, stockholders of the Company approved an amendment to the Company's 2007 Employee Stock Purchase Plan. The voting results were as follows:

For:	86,766,044
Against:	123,972
Abstain:	25,343
Broker Non-Votes:	6,478,541

In Proposal No. 5, stockholders ratified the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017. The voting results were as follows:

For:	92,962,425
Against:	404,155
Abstain:	27,320
Broker Non-Votes:	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERISIGN, INC.

Date: May 25, 2017	By:	/s/ Thomas C. Indelicarto
Thomas C. Indelicarto
Executive Vice President, General Counsel and Secretary